EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements Under the Securities Act of 1933 as filed by Epicus Communications Group, Inc. (formerly Phoenix International Industries, Inc.) on Form S-8 of our audit report dated August 10, 2001 on the consolidated financial statements of Phoenix International Industries, Inc. as of and for the year ended May 31, 2001, which report appears in the 2002 Annual Report on Form 10-KSB/A of Phoenix International Industries, Inc.


                                           /s/ Wieseneck, Andres & Company, P.A.
                                           -------------------------------------
                                           Wieseneck, Andres & Company, P. A.

North Palm Beach, Florida
June 24, 2003